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                                                                       Exhibit 5

                       [Letterhead of Baker Botts L.L.P.]

                                                                January 24, 2001

Reliant Energy Resources Corp.
1111 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

   We have acted as counsel for Reliant Energy Resources Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on January 24, 2001 relating to the proposed issuance and sale from time to time of up to $600,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities"), each series of which will be issued under an Indenture, dated as of February 1, 1998 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly Chase Bank of Texas, National Association), as trustee (the "Trustee").

   In our capacity as your counsel in the connection referred to above, we have examined the Certificate of Incorporation and Bylaws of the Company, each as amended to date, and the Indenture, as supplemented to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

   On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

   With respect to a series of Debt Securities, when (i) the Registration Statement has become effective under the Securities Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve and establish the terms of such series of Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the supplemental indenture relating to such series of Debt Securities and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (x) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
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Reliant Energy Resources Corp.        -2-                       January 24, 2001

   The opinions set forth above are limited in all respects to matters of Texas law, Delaware corporate law and the contract law of the State of New York as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Validity of Securities" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          Baker Botts L.L.P.